EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Quarterly Financial Results and Reaffirms 2011 Full-Year Guidance

●	Revenue was $150.8 million, an increase of 7.7% from $140.1 million in the third quarter of 2010

●	Adjusted EBITDA(1) was $27.0 million, a decrease of 3.7% from $28.0 million in the prior year’s third quarter; Adjusted EBITDA(1) was negatively impacted by an estimated $1.0 million due to Hurricane Irene and a $1.0 million additional reserve for the expected 2011 reimbursement effects from the bundling of CT procedure codes of the abdomen and pelvis

●	RadNet reports per share break-even compared to a net loss of $(0.01) in the prior year’s third quarter

●	Despite being negatively impacted by Hurricane Irene, same center procedural volumes increased 2.5% as compared with the third quarter of 2010

●	RadNet reaffirms 2011 guidance levels

LOS ANGELES, California, November 9, 2011 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 233 owned and/or operated outpatient imaging centers (inclusive of 21 facilities held in Joint Ventures), today reported financial results for its third quarter of 2011.

Third Quarter Financial Results

For the third quarter of 2011, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $150.8 million, $27.0 million and $39,000, respectively.  Revenue increased $10.8 million (or 7.7%), Adjusted EBITDA(1) decreased $1.0 million (or 3.7%) and Net Income increased $318,000, respectively, over the third quarter of 2010.  Net Income per diluted share for the third quarter was breakeven, compared to a Net Loss of $(0.01) per diluted share in the third quarter of 2010 (based upon a weighted average number of diluted shares outstanding of 38.5 million and 37.0 million for these periods in 2011 and 2010, respectively).  Affecting revenue and Adjusted EBITDA(1) in the third quarter was an estimated $1.0 million impact from Hurricane Irene in RadNet’s Mid-Atlantic and New York Metropolitan centers, a number of which lost electric power and a $1.0 million additional reserve from revising our 2011 estimated impact from the combining of procedure codes of the CT of the abdomen and pelvis.

Affecting operating results in the third quarter of 2011 were certain non-cash expenses and non-recurring items including:  $709,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $316,000 of severance paid in connection with employee reductions related to cost savings initiatives from previously announced acquisitions; $331,000 net gain on the disposal of certain capital equipment (which primarily resulted from property and casualty insurance settlement proceeds); $719,000 of non-cash deferred financing expense related to the amortization of financing fees paid as part of our existing credit facilities; and $1.4 million fair value gain from our interest rate swaps, net of the amortization of  an accumulated comprehensive loss existing prior to April 6, 2010.

For the third quarter of 2011, as compared to the prior year’s third quarter, MRI volume increased 12.1%, CT volume increased 4.6% and PET/CT volume increased 0.6%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.3% over the prior year’s third quarter.  On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2011 and 2010, MRI volume increased 2.0%, CT volume decreased 2.2% and PET/CT volume decreased 2.3%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.5% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Excluding those days affected by Hurricane Irene, our per-day volumes and revenue were strong during the third quarter.  We are particularly encouraged by strong volume trends in late September and throughout October, subsequent to the quarter’s end.  But for the impacts of Hurricane Irene and an additional reserve we made to revise our beginning-of-the-year estimate of the effect of the CT bundled codes, our EBITDA would have exceeded last year’s strong third quarter EBITDA.  Our aggregate revenue and same center procedural volumes showed growth as compared with last year’s third quarter, which we attribute to the continuing strength of our multimodality and geographically clustered operating model.”

Recently Announced Acquisition and Related Financing

Yesterday, RadNet completed an acquisition of 21 imaging facilities in Maryland, Delaware and Rhode Island, comprising the vast majority of the U.S. imaging operations of CML HealthCare Inc. (“CML”)

The acquisition consists of the purchase of two operating subsidiaries of CML, American Radiology Services (“ARS”) and The Imaging Institute (“TII”).  ARS operates 15 free-standing outpatient imaging facilities in Maryland (including two facilities held in joint ventures with hospital partners) and one facility in Delaware.  In addition to the imaging centers, ARS provides on-site staffing and professional interpretation services to five Maryland hospitals and teleradiology services to nine additional hospitals and radiology group customers.  TII operates five imaging facilities in the Cranston, Warwick and Providence local markets in Rhode Island.  On an annualized basis, ARS and TII perform over 400,000 imaging procedures at its imaging centers, and we anticipate the acquired ARS and TII operations could initially provide approximately $70 million of annualized revenue.

In conjunction with the acquisition, RadNet increased the size of its senior secured revolving credit facility by $21.25 million (“Incremental Commitments”), to $121.25 million of total borrowing capacity.  The increase in the facility size is to provide additional borrowing availability to fund further acquisitions and general working capital needs.  The existing senior secured revolving facility, including the Incremental Commitments, is a floating rate facility, and we may request the interest rate be based upon LIBOR (subject to a 2% LIBOR floor) plus an applicable LIBOR margin of 4.25%.

Dr. Berger noted, “We have commented recently about the increasing number and improving quality of M&A opportunities within the diagnostic imaging market.  Our transaction yesterday with American Radiology and The Imaging Institute is indicative of the availability of high-quality opportunities that further our strategy of growing geographically clustered regional markets, while selectively adding new platforms from which to grow.  As we continue to differentiate ourselves from our competitors by our size, quality and breadth of service offerings, we are positioned uniquely to work with health plans, hospitals and the regional medical communities to provide solutions which effectively address the growing problems within the healthcare delivery system.”

Dr. Berger added, “As we further demonstrate the benefits of our operating model, we expect to be in a position to continue to deploy capital in consolidation transactions.  We feel fortunate that we are supported by a group of capable and committed capital partners and advisors, whose additional revolver commitments yesterday have provided us with an increased capacity to grow our business in the future.”

Nine Month Financial Results

For the nine months ended September 30, 2011, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $452.7 million, $83.2 million and $2.7 million, respectively.  Revenue increased $49.5 million (or 12.3%), Adjusted EBITDA(1) increased $7.2 million (or 9.5%) and Net Income increased $18.8 million, respectively, over the first nine months of 2010.  Net Income for the nine month period ended September 30, 2011 was $0.07 per diluted share, compared to a Net Loss of $(0.44) per diluted share in corresponding nine month period of 2010 (based upon a weighted average number of fully diluted shares outstanding of 39.1 million and 36.8 million for these periods in 2011 and 2010, respectively).  Affecting operating results in the first nine months of 2011 were certain non-cash expenses and non-recurring items including:  $2.5 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $1.0 of severance paid in connection with employee reductions related to cost savings initiatives from previously announced acquisitions; $1.9 million net gain on the disposal of certain capital equipment, which includes property and casualty insurance settlement proceeds; $2.2 million of non-cash deferred financing expense related to the amortization of financing fees paid as part of our existing credit facilities; and $2.8 million fair value gain from our interest rate swaps, net of the amortization of  an accumulated comprehensive loss existing prior to April 6, 2010.

2011 Guidance

RadNet reaffirms its previously announced 2011 fiscal year guidance ranges as follows:

Revenue	$575 million - $605 million
Adjusted EBITDA(1)	$110 million - $120 million
Capital Expenditures (a)	$35 million - $40 million
Cash Interest Expense	$45 million - $49 million
Free Cash Flow Generation (b)	$25 million - $35 million

(a)	Net of proceeds from the sale of equipment.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2011 results on Wednesday, November 9th, 2011 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date:  Wednesday, November 9, 2011
Time:  10:30 a.m. Eastern Time
Dial In-Number:  1-888-239-5359
International Dial-In Number:  1-913-312-1437

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 3751428.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at http://www.radnet.com/ or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00008F1B.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance.  The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 233 owned and/or operated outpatient imaging centers (inclusive of 19 facilities held in Joint Ventures).  RadNet's core markets include California, Maryland, Delaware, Rhode Island, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 5,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2011 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

PART I - FINANCIAL INFORMATION

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$254	$627
Accounts receivable, net	122,036	96,094
Prepaid expenses and other current assets	16,303	14,304
Total current assets	138,593	111,025
PROPERTY AND EQUIPMENT, NET	191,431	194,230
OTHER ASSETS
Goodwill	153,895	143,353
Other intangible assets	54,389	57,348
Deferred financing costs, net	13,517	15,486
Investment in joint ventures	17,275	15,444
Deposits and other	3,134	2,628
Total assets	$572,234	$539,514
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$93,840	$82,619
Due to affiliates	1,525	2,975
Deferred revenue	1,191	1,568
Current portion of notes payable	5,339	8,218
Current portion of deferred rent	974	745
Current portion of obligations under capital leases	6,556	9,139
Total current liabilities	109,425	105,264
LONG-TERM LIABILITIES
Deferred rent, net of current portion	12,069	10,379
Deferred taxes	277	277
Line of credit	31,300	-
Notes payable, net of current portion	477,877	481,578
Obligations under capital lease, net of current portion	2,871	5,639
Other non-current liabilities	14,599	18,850
Total liabilities	648,418	621,987
COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized; 37,426,460 and 37,223,475 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	4	4
Paid-in-capital	165,185	162,444
Accumulated other comprehensive loss	(1,324)	(2,137)
Accumulated deficit	(240,157)	(242,841)
Total Radnet, Inc.'s equity deficit	(76,292)	(82,530)
Noncontrolling interests	108	57
Total equity deficit	(76,184)	(82,473)
Total liabilities and equity deficit	$572,234	$539,514

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

NET REVENUE	$150,845	$140,093	$452,693	$403,222

OPERATING EXPENSES
Cost of operations	117,747	106,634	352,688	311,478
Depreciation and amortization	14,309	13,002	42,526	40,153
Provision for bad debts	8,608	8,458	25,261	24,603
Loss (gain) on sale and disposal of equipment	(331)	451	(1,928)	606
Severance costs	316	164	970	731
Total operating expenses	140,649	128,709	419,517	377,571

INCOME FROM OPERATIONS	10,196	11,384	33,176	25,651

OTHER EXPENSES
Interest expense	13,242	12,781	39,307	35,477
Loss on extinguishment of debt	-	-	-	9,871
Other expenses (income)	(1,506)	821	(3,566)	1,971
Total other expenses	11,736	13,602	35,741	47,319

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(1,540)	(2,218)	(2,565)	(21,668)
Benefit from (provision for) income taxes	(234)	(317)	(718)	(523)
Equity in earnings of joint ventures	1,822	2,282	6,129	6,114
NET INCOME (LOSS)	48	(253)	2,846	(16,077)
Net income attributable to noncontrolling interests	9	32	162	75
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$39	$(285)	$2,684	$(16,152)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.00	$(0.01)	$0.07	$(0.44)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.00	$(0.01)	$0.07	$(0.44)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,426,460	36,979,725	37,347,946	36,755,781

Diluted	38,469,973	36,979,725	39,078,998	36,755,781

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (IN THOUSANDS)
(Unaudited)

	Nine months ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,846	$(16,077)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	42,526	40,153
Provision for bad debts	25,261	24,603
Equity in earnings of joint ventures	(6,129)	(6,114)
Distributions from joint ventures	6,408	8,339
Deferred rent amortization	1,919	1,875
Amortization of deferred financing costs	2,186	2,074
Amortization of bond discount	180	107
Loss (gain) on sale and disposal of equipment	(1,928)	606
Loss on extinguishment of debt	-	9,871
Amortization of cash flow hedge	918	611
Stock-based compensation	2,499	2,820
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(49,865)	(27,678)
Other current assets	(2,312)	(5,675)
Other assets	(464)	(48)
Deferred revenue	(377)	-
Accounts payable and accrued expenses	10,384	14,687
Net cash provided by operating activities	34,052	50,154
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(13,686)	(34,580)
Purchase of property and equipment	(34,283)	(33,135)
Proceeds from insurance claims on damaged equipment	2,740	-
Proceeds from sale of equipment	310	94
Purchase of equity interest in joint ventures	(1,500)	-
Net cash used in investing activities	(46,419)	(67,621)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(14,397)	(16,295)
Repayment of debt	-	(412,000)
Proceeds from borrowings	-	482,360
Deferred financing costs	(217)	(17,407)
Proceeds from, net of payments on, line of credit	31,300	-
Payments to counterparties of interest rate swaps, net of amounts received	(4,874)	(4,783)
Distributions to noncontrolling interests	(111)	(84)
Proceeds from issuance of common stock upon exercise of options/warrants	242	49
Net cash provided by financing activities	11,943	31,840
EFFECT OF EXCHANGE RATE CHANGES ON CASH	51	(5)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(373)	14,368
CASH AND CASH EQUIVALENTS, beginning of period	627	10,094
CASH AND CASH EQUIVALENTS, end of period	$254	$24,462

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$30,847	$23,579

The accompanying notes are an integral part of these financial statements.

RADNET, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)
(IN THOUSANDS)

	Three Months Ended September 30,
	2011	2010

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$39	$(285)
Plus Provision for Income Taxes	234	317
Plus Other Expenses (Income)	(1,506)	821
Plus Interest Expense	13,242	12,781
Plus Severence Costs	316	164
Plus Loss (Gain) on Sale of Equipment	(331)	451
Plus Depreciation and Amortization	14,309	13,002
Plus Non Cash Employee Stock Compensation	709	793
Adjusted EBITDA(1)	$27,012	$28,044

	Nine Months Ended September 30,
	2011	2010

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$2,684	$(16,152)
Plus Provision for Income Taxes	718	523
Plus Other Expenses (Income)	(3,566)	1,971
Plus Interest Expense	39,307	35,477
Plus Severence Costs	970	731
Plus Loss (Gain) on Sale of Equipment	(1,928)	606
Plus Depreciation and Amortization	42,526	40,153
Plus Non Cash Employee Stock Compensation	2,499	2,820
Plus Loss on Extinguishment of Debt	-	9,871
Adjusted EBITDA(1)	$83,210	$76,000

RADNET  PAYMENTS BY PAYORS *

	Third Quarter 2011	Full Year 2010	Full Year 2009

Commercial Insurance	55.3%	55.7%	55.8%
Medicare	20.2%	19.3%	20.0%
Capitation	14.1%	15.3%	15.4%
Workers Compensation/Personal Injury	4.5%	4.1%	3.5%
Medicaid	3.5%	3.2%	3.2%
Other	2.4%	2.4%	2.1%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	Third Quarter 2011	Full Year 2010	Full Year 2009

MRI	35.4%	34.3%	34.1%
CT	16.0%	17.5%	19.1%
PET/CT	5.9%	6.1%	6.0%
X-ray	10.1%	10.1%	9.8%
Ultrasound	11.0%	11.0%	10.3%
Mammography	15.9%	16.0%	16.0%
Nuclear Medicine	1.6%	1.7%	1.7%
Other	4.1%	3.2%	3.0%
	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	Third Quarter 2011	Full Year 2010	Full Year 2009

MRI	$ 497	$ 501	$ 503
CT	300	306	308
PET/CT	1,490	1,494	1,493
X-ray	41	40	38
Ultrasound	107	107	108
Mammography	134	135	135
Nuclear Medicine	321	322	323
Other	123	126	127

Note
* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.